Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports Strong Fiscal First Quarter 2026 Financial Results with Double-Digit Revenue & Gross Profit Growth

●	Q1’26 Adjusted EBITDA Increased 15% to $11.8 Million Driven by Double-Digit Revenue Growth

●	Q1’26 Service Revenue Increased 12% to $49.1 Million

●	Q1’26 Distribution Revenue Grew 19% to $27.3 Million on Increased Demand for Rentals

●	Q1’26 Distribution Gross Margins Expanded 130 Basis Points to a Record 35.2%

●	Acquisition of Essco Calibration Laboratory with $22 Million in Annual, Margin-Accretive Revenue.

●	Management to Host Conference Call Tomorrow at 11:00 a.m. Eastern Time

ROCHESTER, NY, August 6, 2025 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leader in test measurement, control and calibration, has reported its financial and operational results for its first quarter ended June 28, 2025 (the “first quarter”) of fiscal year 2026.

Management Commentary

    "The Transcat team delivered solid revenue and adjusted EBITDA performance in the fiscal first quarter highlighted by double-digit service revenue growth and better-than-expected demand in our distribution segment,” commented Lee D. Rudow, President and CEO. “Distribution revenue grew 19% in the quarter with a record 35% gross margin driven primarily by strong rentals performance. Our talented team’s execution paired with robust revenue growth enabled us to deliver 15% adjusted EBITDA growth."

"Acquisitions continue to be a cornerstone of our growth strategy. We are extremely excited about the recent acquisition of Essco Calibration, the largest deal in Transcat history, supported by our new, larger credit facility. Essco is a perfect fit in our calibration service portfolio and creates a dominant presence for Transcat in the New England market, a market defined by a large concentration of highly regulated life science and Aerospace & defense manufacturers. With the Essco deal following the acquisition of Martin Calibration in December, Transcat has acquired two leading regional calibration providers in an 8-month period, which reflects the investment in acquisition infrastructure we have made in the past couple of years. This continues to differentiate Transcat and demonstrates our ability to attract and acquire highly sought-after calibration companies, the best of the best, to expand our capabilities and geographic reach, while increasing market share. Martin Calibration had another strong quarter in the Midwest, driven by sales synergies with Transcat. The integration of Martin is ahead of schedule as we deploy our integration playbook."

"Looking forward, the macro environment continues to be a challenge, but our diversified portfolio of products and services along with a strong financial profile will continue to differentiate Transcat in fiscal 2026 and beyond. We expect continued service revenue growth, benefiting from our new strength in the Midwest, larger presence in the New England market, and progressively improving Service organic revenue. We are confident in a return to high single-digit Service organic revenue growth in the second half of Fiscal 2026, barring any further economic uncertainty. The inherent operating leverage in our Service model, along with automation of our calibration processes and focus on productivity, remain key enablers of Service margin expansion. We believe strong execution combined with the differentiation of our portfolio, positions us well to drive sustainable, long-term shareholder value."

First Quarter Fiscal 2026 Review
(Results are compared with the first quarter of the fiscal year ended March 29, 2025 (“fiscal 2025”))

($ in thousands)			Change
	FY26 Q1	FY25 Q1	$'s	%
Service Revenue	$49,144	$43,778	$5,366	12.3%
Distribution Revenue	27,280	22,929	4,351	19.0%
Revenue	$76,424	$66,707	$9,717	14.6%

Gross Profit	$25,821	$22,655	$3,166	14.0%
Gross Margin	33.8%	34.0%

Operating Income	$5,338	$5,099	$239	4.7%
Operating Margin	7.0%	7.6%

Net Income	$3,261	$4,408	$(1,147)	(26.0)%
Net Margin	4.3%	6.6%

Adjusted EBITDA*	$11,768	$10,212	$1,556	15.2%
Adjusted EBITDA* Margin	15.4%	15.3%

Diluted EPS	$0.35	$0.48	$(0.13)	(27.1)%

Adjusted Diluted EPS*	$0.59	$0.68	$(0.09)	(13.2)%
*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $76.4 million, an increase of $9.7 million or 14.6%, driven by growth in both service and distribution segments. Consolidated gross profit was $25.8 million, an increase of $3.2 million, or 14.0%, while gross margin decreased 20 basis points.

Operating expenses were $20.5 million, an increase of $2.9 million, or 16.7%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and higher sales-based incentives.

Adjusted EBITDA was $11.8 million, which represented an increase of $1.6 million or 15.2%, driven by strong revenue growth. Net income per diluted share was $0.35 compared to $0.48 last year. Adjusted diluted earnings per share were $0.59 versus $0.68 last year.

Service segment first quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (64.3% of total revenue for the first quarter of fiscal 2026).

($ in thousand)			Change
	FY26 Q1	FY25 Q1	$'s	%
Service Segment Revenue	$49,144	$43,778	$5,366	12.3%
Gross Profit	$16,209	$14,883	$1,326	8.9%
Gross Margin	33.0%	34.0%

Operating Income	$2,567	$4,090	$(1,523)	(37.2)%
Operating Margin	5.2%	9.3%

Adjusted EBITDA*	$6,930	$6,964	$(34)	(0.5)%
Adjusted EBITDA* Margin	14.1%	15.9%
*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $49.1 million, an increase of $5.4 million or 12.3%, and included $6.4 million of incremental revenue from acquisitions. Despite economic volatility in the first quarter, total Service revenue growth of 12% and was in line with expectations. The segment gross margin was 33.0%, a decrease of 100 basis points from the prior year.

Distribution segment second quarter results

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (35.7% of total revenue for the second quarter of fiscal 2025).

($ in thousands)			Change
	FY26 Q1	FY25 Q1	$'s	%
Distribution Segment Revenue	$27,280	$22,929	$4,351	19.0%
Gross Profit	$9,612	$7,772	$1,840	23.7%
Gross Margin	35.2%	33.9%

Operating Income	$2,771	$1,009	$1,762	174.6%
Operating Margin	10.2%	4.4%

Adjusted EBITDA*	$4,839	$3,248	$1,591	49.0%
Adjusted EBITDA* Margin	17.7%	14.2%
*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution revenue was $27.2 million, which represented an increase of $4.4 million or 19.0%, driven by growth in rentals and products. Distribution segment gross margin was 35.2%, an increase of 130 basis points due to strong performance in higher margin rentals.

Balance Sheet and Cash Flow Overview

On June 28, 2025, the Company had $1.9 million in cash and cash equivalents on hand and $46.8 million available for borrowing under its secured revolving credit facility. Total debt was $34.4 million versus $32.7 million on March 29, 2025.  The Company’s leverage ratio, as defined in the credit agreement, was 0.82 on June 28, 2025, compared with 0.78 on March 29, 2025. On July 29, 2025, Transcat announced a new 5-Year $150 Million syndicated secured credit facility with M&T Bank and included additional lenders, Wells Fargo Bank, N.A. and Bank of America, replacing its existing $80 million credit facility with M&T and payoff of the term debt.

Tom Barbato, Transcat’s Chief Financial Officer, added, “First quarter adjusted EBITDA grew 15% as both segments experienced double-digit revenue growth. Our balance sheet remains strong with a 0.82x leverage ratio at quarter-end. We recently closed a new 5-Year $150 Million syndicated secured credit facility that supported the acquisition of the premier Calibration Services provider in the New England market, Essco Calibration Laboratory. The increased credit capacity now provides capital resources to execute on our proven acquisition and growth strategies. Moreover, this facility with America’s top lenders nearly doubles our access to available capital and provides significant financial flexibility. Given our expanded balance sheet and diversified portfolio, we are well-positioned to capture increased market share in the test and measurement, control and calibration markets with future profitable growth.”

Fiscal First Quarter 2026 Results Webcast and Conference Call

Transcat will host a conference call and webcast on Thursday, August 7, 2025, at 11:00 a.m. ET.  Management will review the financial and operating results for the first quarter, as well as the Company’s strategy and outlook. A question-and-answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

Thursday, August 7, 2025

11:00 a.m. Eastern Time

Dial-in – Toll-Free US / Canada: (800) 267-6316

Dial-in – Toll / International: (203) 518-9783

Conference ID: TRANSCAT (THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY)

Webcast and accompanying slide presentation:

https://viavid.webcasts.com/starthere.jsp?ei=1727811&tp_key=beaff2fcef

A telephonic replay will be available from 3:00 p.m. ET on the day of the conference call through Thursday, August 14, 2025. To listen to the archived call, dial (844) 512-2921 from the US or Canada, or (412) 317-6671 from international locations, and enter conference ID number 11159645 or access the webcast replay at https://www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, and acquisition related transaction expenses, which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, and acquisition amortization of backlog; divided by the average diluted shares outstanding during the period), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See page 12 for the Adjusted Diluted EPS Reconciliation table.

About Transcat

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 33 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. Inclusive of customer embedded locations and other field offices, we operate out of more than 50 locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “can,” “could,” “designed,” “estimates,” “expects,” “focus,” “goal,” “intends,” “may,” “plan,” “outlook,” “potential,” “seek,” “strategy,” “strive,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America
Phone: (949) 491-8235

TRNS@mzgroup.us

www.mzgroup.us

FINANCIAL TABLES FOLLOW.

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)
	First Quarter Ended
	June 28,	June 29,
	2025	2024

Service Revenue	$49,144	$43,778
Distribution Revenue	27,280	22,929
Total Revenue	76,424	66,707

Cost of Service Revenue	32,935	28,895
Cost of Distribution Revenue	17,668	15,157
Total Cost of Revenue	50,603	44,052

Gross Profit	25,821	22,655

Selling, Marketing and Warehouse Expenses	9,515	7,801
General and Administrative Expenses	10,968	9,755
Total Operating Expenses	20,483	17,556

Operating Income	5,338	5,099

Interest Expense	451	52
Interest Income	(11)	(312)
Other Expense	333	131
Total Interest and Other Expense/(Income), net	773	(129)

Income Before Provision For Income Taxes	4,565	5,228
Provision for Income Taxes	1,304	820

Net Income	$3,261	$4,408

Basic Earnings Per Share	$0.35	$0.49
Weighted Average Shares Outstanding	9,317	9,064

Diluted Earnings Per Share	$0.35	$0.48
Weighted Average Shares Outstanding	9,389	9,196

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	June 28,	March 29,
	2025	2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,861	$1,517
Accounts Receivable, less allowance for credit losses of $642 and $659 as of June 28, 2025 and March 29, 2025, respectively	57,651	55,941
Other Receivables	708	373
Inventory	15,392	14,483
Prepaid Expenses and Other Current Assets	4,042	5,695
Total Current Assets	79,654	78,009
Property and Equipment, net	52,161	50,024
Goodwill	177,114	176,928
Intangible Assets, net	51,933	54,777
Right to Use Assets	30,505	24,345
Other Assets	1,169	1,159
Total Assets	$392,536	$385,242

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$13,455	$16,755
Accrued Compensation and Other Current Liabilities	12,608	15,466
Current Portion of Long-Term Debt	1,217	1,816
Total Current Liabilities	27,280	34,037
Long-Term Debt	33,182	30,892
Deferred Tax Liabilities, net	9,310	9,286
Lease Liabilities	27,476	21,395
Other Liabilities	2,752	2,752
Total Liabilities	100,000	98,362

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 9,318,490 and 9,315,840 shares issued and outstanding as of June 28, 2025 and March 29, 2025, respectively	4,659	4,658
Capital in Excess of Par Value	192,548	191,167
Accumulated Other Comprehensive Loss	(461)	(1,469)
Retained Earnings	95,790	92,524
Total Shareholders' Equity	292,536	286,880
Total Liabilities and Shareholders' Equity	$392,536	$385,242

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Three Months Ended
	June 28,	June 29,
	2025	2024
Cash Flows from Operating Activities:
Net Income	$3,261	$4,408
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss/(Gain) on Disposal of Property and Equipment	54	(4)
Noncash Lease Expense	915	850
Deferred Income Taxes	24	(4)
Depreciation and Amortization	5,605	4,113
Provision for Accounts Receivable and Inventory Reserves	118	(89)
Stock-Based Compensation Expense	1,130	697
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(1,214)	2,814
Inventory	(745)	(235)
Prepaid Expenses and Other Current Assets	1,737	(687)
Accounts Payable	(3,300)	1,425
Accrued Compensation and Other Current Liabilities	(4,338)	(5,123)
Income Taxes Payable	376	759
Net Cash Provided by Operating Activities	3,623	8,924

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(4,598)	(3,674)
Business Acquisitions, net of cash acquired	-	(15,953)
Sales of Marketable Securities	-	15,533
Net Cash Used in Investing Activities	(4,598)	(4,094)

Cash Flows from Financing Activities:
Proceeds From/(Repayment of) Revolving Credit Facility, net	2,291	-
Repayments of Term Loan	(602)	(576)
Issuance of Common Stock, net of direct costs	257	260
Repurchase of Common Stock	-	(1,619)
Net Cash Provided by/(Used in) Financing Activities	1,946	(1,935)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(627)	116

Net Increase in Cash and Cash Equivalents	344	3,011
Cash and Cash Equivalents at Beginning of Period	1,517	19,646
Cash and Cash Equivalents at End of Period	$1,861	$22,657

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	-	-	-	$3,261
+ Interest Income	440	-	-	-	440
+ Tax Provision	1,304	-	-	-	1,304
+ Depreciation & Amortization	5,605	-	-	-	5,605
+ Transaction Expenses	28	-	-	-	28
+ Non-cash Stock Compensation	1,130	-	-	-	1,130
Adjusted EBITDA	$11,768	-	-	-	$11,768

Segment Breakdown

Service Operating Income	$2,567	-	-	-	$2,567
+ Depreciation & Amortization	3,763	-	-	-	3,763
+ Transaction Expenses	28	-	-	-	28
+ Other Expense	(230)	-	-	-	(230)
+ Non-cash Stock Compensation	802	-	-	-	802
Service Adjusted EBITDA	$6,930	-	-	-	$6,930

Distribution Operating Income	$2,771	-	-		2,771
+ Depreciation & Amortization	1,842	-	-		1,842
+ Transaction Expenses	-	-	-		-
+ Other Expense	(103)	-	-		(103)
+ Non-cash Stock Compensation	329	-	-		329
Distribution Adjusted EBITDA	$4,839	-	-		$4,839

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	3,286	2,357	4,464	14,515
+ Interest Expense / (Income)	(260)	(210)	(20)	463	(27)
+ Tax Provision	820	427	772	1,792	3,811
+ Depreciation & Amortization	4,113	4,399	4,430	5,625	18,567
+ Transaction Expenses	434	32	778	33	1,277
+ Acquisition Earn-Out Adjustment	-	-	-	(835)	(835)
+ Other (Expense) / Income	-	1	(855)	30	(824)
+ Non-cash Stock Compensation	697	926	452	1,173	3,248
Adjusted EBITDA	$10,212	$8,861	$7,914	$12,745	$39,732

Segment Breakdown

Service Operating Income	$4,091	3,704	1,412	5,976	15,183
+ Depreciation & Amortization	2,402	2,455	2,451	3,774	11,082
+ Transaction Expenses	146	-	778	11	935
+ Acquisition Earn-Out Adjustment	-	-	-	(256)	(256)
+ Other (Expense) / Income	(96)	(164)	94	(133)	(299)
+ Non-cash Stock Compensation	421	629	186	813	2,049
Service Adjusted EBITDA	$6,964	$6,624	$4,921	$10,185	$28,694

Distribution Operating Income	$1,008	31	688	964	2,691
+ Depreciation & Amortization	1,711	1,944	1,979	1,851	7,485
+ Transaction Expense	288	32	-	22	342
+ Acquisition Contingent Consideration Adjustment	-	-	-	(579)	(579)
+ Other (Expense) / Income	(35)	(67)	60	(58)	(100)
+ Noncash Stock Compensation	276	297	266	360	1,199
Distribution Adjusted EBITDA	$3,248	$2,237	$2,993	$2,560	$11,038

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2026
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,261	-	-	-	3,261
+ Amortization of Intangible Assets	2,844	-	-	-	2,844
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Acquisition Deal Costs	28	-	-	-	28
+ Acquisition Stock Expense	145	-	-	-	145
+ Income Tax Effect at 25%	(754)	-	-	-	(754)
Adjusted Net Income	5,524	-	-	-	5,524

Weighted Average Diluted Shares Outstanding	9,389	-	-		9,389

Diluted Earnings Per Share	$0.35	-	-	-	$0.35

Adjusted Diluted Earnings Per Share	$0.59	-	-	-	$0.59

	Fiscal 2025
	Q1	Q2	Q3	Q4	YTD
Net Income	$4,408	3,286	2,357	4,464	14,515
+ Amortization of Intangible Assets	1,749	1,888	1,879	2,906	8,422
+ Acquisition Amortization of Backlog	24	4	-	-	28
+ Acquisition Deal Costs	434	33	778	34	1,279
+ Acquisition Stock Expense	234	130	(261)	141	244
+ Income Tax Effect at 25%	(610)	(514)	(599)	(770)	(2,493)
+ Acquisition Earn-Out Adjustment	-	-	-	(836)	(836)
Adjusted Net Income	$6,239	$4,827	$4,154	$5,939	$21,159

Weighted Average Diluted Shares Outstanding	9,196	9,282	9,326	9,287	9,254

Diluted Earnings Per Share	$0.48	$0.35	$0.25	$0.48	$1.57

Adjusted Diluted Earnings Per Share	$0.68	$0.52	$0.45	$0.64	$2.29

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2026 Q1	FY 2025 Q1	$'s	%
Service Revenue	$49,144	$43,778	$5,366	12.3%
Cost of Revenue	32,935	28,895	4,040	14.0%
Gross Profit	$16,209	$14,883	$1,326	8.9%
Gross Margin	33.0%	34.0%

Selling, Marketing & Warehouse Expenses	$5,866	$4,303	$1,563	36.3%
General and Administrative Expenses	7,776	6,490	1,286	19.8%
Operating Income	$2,567	$4,090	$(1,523)	(37.2)%
% of Revenue	5.2%	9.3%

			Change
DISTRIBUTION	FY 2026 Q1	FY 2025 Q1	$'s	%
Distribution Revenue	$27,280	$22,929	$4,351	19.0%
Cost of Revenue	17,668	15,157	2,511	16.6%
Gross Profit	$9,612	$7,772	$1,840	23.7%
Gross Margin	35.2%	33.9%

Selling, Marketing & Warehouse Expenses	$3,650	$3,498	$152	4.3%
General and Administrative Expenses	3,191	3,265	(74)	(2.3)%
Operating Income	$2,771	$1,009	$1,762	174.6%
% of Sales	10.2%	4.4%

			Change
TOTAL	FY 2026 Q1	FY 2025 Q1	$'s	%
Total Revenue	$76,424	$66,707	$9,717	14.6%
Total Cost of Revenue	50,603	44,052	6,551	14.9%
Gross Profit	$25,821	$22,655	$3,166	14.0%
Gross Margin	33.8%	34.0%

Selling, Marketing & Warehouse Expenses	$9,516	$7,801	$1,715	22.0%
General and Administrative Expenses	10,967	9,755	1,212	12.4%
Operating Income	$5,338	$5,099	$239	4.7%
% of Revenue	7.0%	7.6%